Exhibit 99.1
PRESS RELEASE
Total System Services, Inc.
One TSYS Way
Post Office Box 2567
Columbus GA 31902-2567
+1.706.649.2307 / +1.706.649.5740
www.tsys.com
For immediate release:
Contacts:

Cyle Mims	Shawn Roberts	Kevin Langin
TSYS Media Relations	TSYS Investor Relations	Director of Public Relations
+1.706.644.3110	+1.706.644.6081	+1.402.602.3541
cylemims@tsys.com	shawnroberts@tsys.com	klangin@fnni.com
TSYS Forms Merchant Acquiring Joint Venture
With First National Bank of Omaha
Columbus, Ga. and Omaha, Neb., March 1, 2010 — TSYS (NYSE: TSS) announced today the signing of a joint venture agreement with First National Bank of Omaha (FNBO) to form a new company, First National Merchant Solutions, LLC (FNMS). This gives TSYS a top-10 presence in the merchant acquiring market in the United States*.
     FNMS offers transaction processing, merchant support and underwriting, and business and value-added services, as well as Visa®- and MasterCard®-branded prepaid cards for businesses of any size. Ranked as the 10th-largest merchant acquirer in North America by dollar volume, FNMS has a 57-year history in the acquiring industry with more than 300,000 merchant outlets in its diverse portfolio.
     “After years of providing acquiring solutions to our clients, this joint venture positions TSYS as a full-service merchant acquirer for the first time in our company’s history,” said Philip W. Tomlinson, chairman of the board and chief executive officer of TSYS. “We felt that FNMS presented the right opportunity for TSYS to broaden its participation in the payments industry.”
     “This joint venture gives FNMS increased opportunities to compete in a rapidly-changing industry,” said Daniel O’Neill, president of FNBO. “Partnering with TSYS allows us to gain technology and tools that will permit us to accelerate growth and enhance our capabilities to serve our growing customer base.”
     O’Neill said that the agreement affirms FNMS’ commitment to Omaha. Diana Mehochko will remain as president of the new company and her executive management team will continue in their existing capacity.
     “Strategically, we knew that FNMS offered a unique opportunity to attract the right partner who brought the significant investment required to take this important, national business to the next level,” he said. “The partnership is committed to best-in-class technology, product offerings and service to customers.”
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* The Nilson Report March 2009

     Under terms of the agreement, TSYS will acquire 51 percent ownership of FNMS for approximately $150.5 million, while FNBO will control the remaining 49 percent. FNMS had net revenue of $93 million in 2009. The transaction is expected to close April 1, 2010.
     TSYS expects the transaction to be accretive to diluted earnings per share in the first full calendar year of operation. TSYS management will discuss the acquisition in their 1Q Earnings Conference Call on April 20, 2010. Please refer to the attached Fact Sheet for further details about both companies and the joint venture terms. TSYS has posted a slide presentation relating to this transaction in the Investor Relations section of its Web site at www.tsys.com, under “Investor Relations” then “Webcasts and Presentations.”
About TSYS
     TSYS (NYSE: TSS) is one of the world’s largest companies for outsourced payment services, offering a broad range of issuer- and acquirer-processing technologies that support consumer-finance, credit, debit, healthcare, loyalty and prepaid services for financial institutions and retail companies in the Americas, EMEA and Asia-Pacific regions. For more information contact news@tsys.com or log on to www.tsys.com. TSYS routinely posts all important information on its website.
About First National Bank of Omaha
     First National Bank of Omaha is a subsidiary of First National of Nebraska. First National of Nebraska has grown into the largest private banking company in the United States. First National and its affiliates have more than $17 billion in managed assets and nearly 5,700 employees located in 35 states. Primary banking offices are located in Nebraska, Colorado, Illinois, Iowa, Kansas, South Dakota and Texas.
     First National Merchant Solutions has been a subsidiary of FNBO and provides complete payment processing and first-rate services and customized solutions to businesses of all sizes across the nation. For more information, visit www.fnms.com.
Forward-Looking Statements
     This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about the benefits of the acquisition, including the expected accretive impact on earnings, and the expected timing for closing the acquisition. These statements are based on the current beliefs and expectations of TSYS’ management and are subject to known and unknown risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements, including, but not limited to: (i) the expected synergies from acquisition may not be realized or may not be realized within the expected time period; (ii) the acquisition may disrupt TSYS’
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current business operations and TSYS may not be able to successfully manage growth; (iii) TSYS may not be able to retain key personnel; (iv) customers may not react favorably to the acquisition; and (v) the expected closing date of the acquisition may be delayed and the acquisition may not close. For further information regarding the risks associated with TSYS’ business, please refer to TSYS’ filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.
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Fact Sheet
TSYS Forms Merchant Acquiring Joint Venture
With First National Bank of Omaha
Transaction Summary
     TSYS will form a merchant acquiring joint venture with First National Bank of Omaha (FNBO) through the creation of a new company, First National Merchant Solutions, LLC (FNMS). TSYS will pay $150.5 million in cash for a 51 percent majority ownership in FNMS, with FNBO controlling the remaining 49 percent. The company will retain its brand and operate independently with Diana Mehochko as president, reporting to a Board of Directors comprised of three TSYS executives and two FNBO executives. TSYS expects the transaction to be accretive to diluted earnings per share (EPS) in the first full calendar year of operation. FNMS will have a long-term marketing alliance and bank sponsorship agreement with FNBO, which will provide sales and business referrals to the company. The transaction is expected to close April 1, 2010.
FNBO Strategic Rationale
     The joint venture agreement provides increased scale, with significant opportunities for expanded growth, while providing clients with access to market-leading capabilities across two outstanding companies. This transaction combines compatible corporate cultures with a world-class management team that is committed to developing new value creation opportunities and synergy that were unavailable prior to the joint venture. The partnership will position FNMS to deliver the key components for ensuring success for both FNBO and TSYS in the merchant acquiring and processing industry.
TSYS Strategic Rationale
     A strategic objective for TSYS has been to advance further along the payments value chain from its previous position as only a core processor to one that moves closer to the merchant and the end consumer. The joint venture gives TSYS a top-10 presence in the U.S. merchant acquiring space through a well-established company with an experienced management team. Additionally, TSYS can leverage the FNMS sales and distribution channels to market TSYS products and services.
FNMS At a Glance
     FNMS had approximately $74 billion in sales volume in 2009, serving 302,000 merchant outlets. This represents about 56,000 merchants and 246,000 processed and settled merchants. With a 57-year history, FNMS provides complete payment processing and fully customizable Visa- and MasterCard-branded prepaid products for businesses of any size. In 2009, its net revenue was $93 million. The company has 475 employees and will remain headquartered in Omaha, Nebraska.
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Competitive Advantages
     FNBO’s management team and employee base have deep industry experience focused on delivering superior customer service and developing long-term relationships. FNMS also has a multi-channel sales strategy that drives a highly diversified merchant base across the United States. The new company will leverage TSYS’ scale, capital, state-of-the-art technology, payments expertise and product innovation.
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